Exhibit 10.2

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”), dated as of April 1, 2019, is entered into by and among GREAT LAKES KCAP FUNDING I, LLC, f/k/a KCAP Funding I, LLC, a Delaware limited liability company (“Borrower”), PORTMAN RIDGE FINANCE CORPORATION, f/k/a KCAP FINANCIAL, INC., a Delaware corporation (“Servicer”), the lenders party hereto, and CADENCE BANK, N.A., a national banking association, successor by merger to State Bank and Trust Company, as agent for the Lenders (in such capacity, “Agent”).

Recitals

Borrower, Servicer, Agent and certain lenders party thereto (the “Existing Lenders”) entered into that certain Loan and Security Agreement dated as of March 1, 2018, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 4, 2018 and that certain Second Amendment to Loan and Security Agreement dated as of March 27, 2019 (as the same may be further amended, amended and restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used in this Amendment have the meanings given to them in the Loan Agreement unless otherwise specified.

Pursuant to the Loan Agreement, the Existing Lenders have extended a revolving credit facility to Borrower in an amount not to exceed $57,500,000 (the “Existing Revolving Facility”).

Borrower proposed to the Agent and Existing Lenders that certain amendments be made to the Loan Agreement to increase the size of Existing Revolving Facility and to make certain other revisions to the Loan Agreement as more fully set forth herein (collectively, the “Proposed Amendments”).

In connection with the increase in the size of Existing Revolving Facility, Centennial Bank (the “New Lender”) have agreed to become a Lender under the Loan Agreement with the aggregate amount of New Lender’s Revolver Commitment set forth on Schedule 1 attached hereto.

The Agent and Lenders have agreed enter into this Amendment to give effect to the Proposed Amendments, but only to the extent, and in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Existing Lenders, the New Lender and the Borrower agree as follows:

1.                   New Lender.

(a)                New Lender, by its signature to this Amendment, agrees to become a Lender under the Loan Agreement, with a Revolver Commitment in the amount set forth with respect to the New Lender on Schedule 1 hereto, and to be bound by all of the terms and conditions applicable to Lenders under the Loan Agreement and each other Transaction Document.

(b)                New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (B) it meets all requirements of an Eligible Assignee under the Loan Agreement, (C) from and after the Third Amendment Effective Date (as such term is hereinafter defined), it shall be bound by the provisions of the Loan Agreement and the other Transaction Documents as a Lender thereunder and shall have the obligations of a Lender thereunder, (D) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1.3 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a party to the Loan Agreement, and (E) it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to become a party to the Loan Agreement; and (ii) agrees that (A) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

(c)                 Each of the Agent, each Existing Lender, the Borrower, and Servicer agrees that, as of the Third Amendment Effective Date, New Lender shall (i) be a party to the Loan Agreement with a Revolver Commitment in the amount set forth with respect to New Lender on Schedule 1 hereto, (ii) be a Lender for all purposes of the Loan Agreement and the other Transaction Documents, and (iii) have the rights and obligations of a Lender under the Loan Agreement and the other Transaction Documents.

(d)                The address of New Lender for purposes of all notices and other communications is as set forth on the signature page hereto.

2.                   Effective Date Reallocation. On the Third Amendment Effective Date, the Existing Lenders shall automatically and without further act assign to the New Lender, and the New Lender shall purchase from the Existing Lenders, at the principal amount thereof, such interests in the Loans outstanding on the Third Amendment Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans are held by the Existing Lenders and the New Lender ratably in accordance with their Revolver Commitments as set forth on Schedule 1 attached hereto and incorporated herein by reference. The requirements under Section 12 of the Loan Agreement and requirements in respect of minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in the Loan Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

3.                   Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is amended as follows:

(a)                The following terms and their respective definitions set forth in Section 1.1 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“Change of Control” means (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Borrower; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (c) a change in the majority of directors of Parent during any 24 month period, unless such new directors were either approved or nominated by the majority of directors serving at the beginning of such period; (d) the sale or transfer of all or substantially all of Parent’s or Borrower’s assets; (e) Borrower ceases to own and control, beneficially and of record, directly, all Equity Interests in all of its Subsidiaries existing as of the Closing Date or formed after the Closing Date in accordance with the Transaction Documents; or (f) BC Partners, directly or through a wholly-owned Subsidiaries, ceases to be the investment advisor to the Servicer and the Borrower.

“Commitment” means for any Lender, the aggregate amount of such Lender’s Revolver Commitment. “Commitments” means the aggregate amount of all Revolver Commitments. The initial aggregate amount of the Commitments shall not exceed $67,500,000.”

(b)                Section 1.1 of the Loan Agreement is hereby amended to add, in appropriate alphabetical order, the following defined term to read as follows:

“”BC Partners” means BC Partners Advisors L.P. a Delaware limited partnership.

(c)                 Schedule 1 to the Loan Agreement is amended by deleting it in its entirety and replacing it with the Schedule 1 attached hereto.

4.                   Effect of Amendment. Except as set forth expressly herein, all terms of the Loan Agreement, as amended hereby, and the other Transaction Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower and the Servicer to the Lenders and the Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement. This Amendment shall constitute a Transaction Document for all purposes of the Loan Agreement.

5.                   Conditions Precedent. This Amendment, and the New Lender’s Revolver Commitment to make Loans under the Loan Agreement, shall become effective as of such date (such date, the “Third Amendment Effective Date”) that each of the following conditions are satisfied or specifically waived in writing by Agent (with the consent of the Lenders):

(a)                Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Servicer, the Agent, the Existing Lenders and the New Lender;

(b)                Borrower shall have executed and delivered to the New Lender, to the extent the New Lender has so requested a note pursuant to Section 2.1.2 of the Loan Agreement, a promissory note evidencing Borrower’s obligations in respect of the Revolver Commitments of New Lender;

(c)                 Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of Borrower certifying that, after giving effect to this Amendment and the making of the initial Loans after the Third Amendment Effective Date, (i) Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 8 of the Loan Agreement are true and correct in all material respects on the date hereof (except for representations and warranties that expressly relate to an earlier date, and that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects); and (iv) Borrower has complied with all agreements and conditions to be satisfied by it under the Transaction Documents;

(d)                Agent shall have received a certificate of a duly authorized officer of Borrower and Servicer, certifying (i) that attached copies of such Person’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown, and that such Person is in good standing in the applicable jurisdictions, with good standing certificates attached; (ii) that an attached copy of resolutions authorizing execution and delivery of this Amendment and the other Transaction Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; (iii) to the title, name and signature of each Person authorized to sign the this Amendment and other Transaction Documents; and (iv) that attached copies of Borrower’s Material Contracts are true and complete, and in full force and effect, without amendment except as shown. Agent may conclusively rely on this certificate until it is otherwise notified by Borrower or Servicer in writing;

(e)                Agent shall have received a favorable written opinion of counsel to Borrower and Servicer in form and substance satisfactory to Agent covering, among other matters, (i) the enforceability of this Amendment, the Loan Agreement as amended hereby and the other Transaction Documents, (ii) the grant and perfection of security interests in the Collateral, and (iii) such other matters as Agent may require in Agent’s sole discretion, as well as a reliance letter in favor of the New Lender;

(f)                  Agent and New Lender shall have received, at least one Business Day prior to the Third Amendment Effective Date, of all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case to the extent requested by the Agent or the New Lender in writing at least two Business Days prior to the Third Amendment Effective Date;

(g)                after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment;

(h)                after giving effect to this Amendment, the representations and warranties of the Borrower and the Servicer set forth in this Amendment and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(i)                  Parent shall have consummated the transactions contemplated by that certain Stock Purchase and Transaction Agreement, dated as of December 14, 2018 (the “Transaction Agreement”) between Parent and BC Partners, Agent, including, but not limited to, entering into the Investment Advisory Agreement (as such term is defined in the Transaction Agreement) on the terms and conditions set forth in the Transaction Agreement, without giving effect to any material amendments thereto that are adverse to any Lender except as have been approved by the Agent, the New Lender and the Required Lenders; and

(j)                  the Borrower shall have paid all reasonable and documented fees and expenses of Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the Loan Documents (including, without limitation, the fees and expenses of counsel to Agent) and all fees payable under the Fee Letter of even date herewith between Borrower and New Lender.

6.                   Representations and Warranties. The Borrower hereby represents and warrants to the Agent and Lenders as follows:

(a)                The Amendment and the transactions contemplated herein are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)                The Amendment (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any law applicable to the Borrower or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or the assets of the Borrower or any Subsidiary, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens created pursuant to the Transaction Documents.

(c)                 All of the representations and warranties contained in Section 8 of the Loan Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date (except for representations and warranties that expressly relate to an earlier date, and that any representation or warranty which is subject to any materiality qualifier is true and correct in all respects).

7.                   Reaffirmation. Servicer, in its capacity as the “Pledgor” under and as defined in the Pledge Agreement, hereby (a) consents to the execution and delivery by the Borrower of this Amendment and ratifies and confirms the terms of the Pledge Agreement with respect to the Obligations now or hereafter outstanding under the Loan Agreement as amended hereby, (b) acknowledges and agrees that all obligations of the Borrower owing to the New Lender under the Loan Agreement and the other Transaction Documents, as amended hereby, are included in the "Obligations," as such term is used in the Pledge Agreement, and are secured by the Pledge Agreement, and (c) acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Agent or the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Agent or the Lenders with respect to any obligation of the Borrower, the Pledge Agreement is and shall continue to be in full force and effect in accordance with its terms.

8.                   References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Transaction Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

9.                   No Waiver. The execution of this Amendment and any documents related hereto and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Transaction Document or other document held by Lenders, whether or not known to Lenders and whether or not existing on the date of this Amendment.

10.               Release. The Borrower and Servicer each hereby absolutely and unconditionally releases and forever discharges Agent and Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or Servicer has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.               Costs and Expenses. The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse Agent on demand for all costs and expenses incurred by Agent in connection with the Transaction Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrower hereby agrees that Lenders may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

12.               Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy or other electronic means (including, but not limited to, in “tif” or ‘pdf” format) shall be effective as delivery of a manually executed counterpart of such agreement.

13.               Choice of Law and Venue. With limiting the applicability of any other provisions of the Loan Agreement or any other Transaction Document, the terms and provisions set forth in Section 13.13 and 13.14 of the Loan Agreement are expressly incorporated herein by reference.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ATTEST: _________________________________ [SEAL]	BORROWER: GREAT LAKES KCAP FUNDING I, LLC By: Name: Dan Gilligan Title: Manager
ATTEST: _________________________________ [SEAL]	SERVICER: PORTMAN RIDGE FINANCE CORPORATION By: ____________________________ Name: Dan Gilligan Title: Chief Compliance Officer

Signature Page – Third Amendment to Loan and Security Agreement

AGENT AND LENDERS: CADENCE BANK N.A., as Agent and a Lender By: Name: Megan Enlow Title: Director

Signature Page – Third Amendment to Loan and Security Agreement

CIBC BANK USA, as a Lender and as Documentation Agent By: Name: Title:

Signature Page – Third Amendment to Loan and Security Agreement

CONGRESSIONAL BANK, as an Existing Lender By: Name: Title:

Signature Page – Third Amendment to Loan and Security Agreement

BANCALLIANCE INC., as an Existing Lender

By: Alliance Partners, a wholly owned subsidiary of Congressional Bank, as its attorney in fact

By:
Name:
Title:

Signature Page – Third Amendment to Loan and Security Agreement

HITACHI CAPITAL AMERICA CORP., as an Existing Lender By: Name: Title:

Signature Page – Third Amendment to Loan and Security Agreement

CENTENNIAL Bank, as a New Lender

By:

Stephen O’Keefe

Managing Director

Address for Notices:

Centennial Bank

12 East 49th Street, 34th Floor

New York, NY 10017

Signature Page – Third Amendment to Loan and Security Agreement

SCHEDULE 1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment	Total Commitments
Cadence Bank, N.A.	$20,000,000	$20,000,000
CIBC Bank USA	$15,000,000	$15,000,000
Centennial Bank	$10,000,000	$10,000,000
Congressional Bank	$10,000,000	$10,000,000
BankAlliance Inc.	$2,500,000	$2,500,000
Hitachi Capital America Corp.	$10,000,000	$10,000,000
TOTAL	$67,500,000	$67,500,000